As filed with the Securities and Exchange Commission on December 18, 2025

Registration No. 333- _____________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	43-1128385 (IRS Employer Identification No.)

P.O. Box 807
663 West Highway 60
Monett, Missouri 65708-0807
(Address of Principal Executive Offices) (ZIP Code)

Jack Henry & Associates, Inc. 2025 Equity Incentive Plan
(Full title of the plan)

Mimi L. Carsley
Chief Financial Officer
Jack Henry & Associates, Inc.
P.O. Box 807
663 West Highway 60
Monett, Missouri 65708-0807
(Name and address of agent for service)

(417) 235-6652
(Telephone number, including area code, of agent for service)

Copies to:

Craig Morgan Chief Legal Officer 3725 E. Battlefield Rd Springfield, MO 65809 (417) 235-6652	Patrick J. Respeliers Stinson LLP 1201 Walnut Street, Suite 2900 Kansas City, MO 64106 (816) 691-2411

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.
Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on August 25, 2025, and any amendments thereto (including, if applicable, information specifically incorporated by reference into the Registrant’s Form 10-K from the Registrant’s definitive proxy statement and annual report to stockholders);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed on November 7, 2025;
(3)	The Registrant’s Current Report on Form 8-K, filed November 14, 2025;
(4)
The description of the Registrant’s Common Stock in the Registrant’s Registration Statement on Form S-1 (Registration No. 33-41396), effective July 14, 2000, as updated by the Description of Securities, which is attached as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, including any amendments and reports filed for the purpose of updating such description;

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the . . . [person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain “[a] provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of: (i) A director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) A director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) A director under § 174 of this title; (iv) A director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) An officer in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision becomes effective.” Article Fifteenth of the Corporation’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article Eleventh of the Corporation's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Corporation against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

The Corporation has entered into indemnification agreements with its directors and officers. Pursuant to such agreements, the Corporation will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Corporation.

The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. The Corporation has purchased and maintains insurance on behalf of the Corporation's directors and officers.

Item 7. Exemption from Registration Claimed.
Not applicable

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT
4.1	Restated Certificate of Incorporation of Jack Henry & Associates, Inc., as amended, attached as Exhibit 3.1.9 of the Company's Quarterly Report on Form 10-Q filed February 7, 2025.
4.2	Restated and Amended Bylaws, as amended May 9, 2025, attached as Exhibit 3.2.10 to the Company's Current Report on Form 8-K filed May 15, 2025.
5.1*	Opinion of Stinson LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Stinson LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Jack Henry & Associates, Inc. 2025 Equity Incentive Plan, attached as Exhibit 10.81 to the Company's Current Report on Form 8-K filed November 14, 2025.
107*	Filing Fee Table

*Each document marked with an asterisk is filed herewith.
Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee Tables" in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on December 18, 2025.

Jack Henry & Associates, Inc.

By /s/ Gregory R. Adelson
Chief Executive Officer

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Gregory R. Adelson, Mimi L. Carsley and Craig Morgan as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory R. Adelson	Director, Chief Executive Officer and President (Principal Executive Officer)	December 18, 2025
Gregory R. Adelson

/s/ Mimi L. Carsley	Chief Financial Officer and Treasurer (Principal Financial Officer)	December 18, 2025
Mimi L. Carsley

/s/ Renee A. Swearingen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 18, 2025
Renee A. Swearingen

/s/ David B. Foss	Board Chair	December 18, 2025
David B. Foss

/s/ Matthew C. Flanigan	Vice Chair and Lead Director	December 18, 2025
Matthew C. Flanigan

/s/ Thomas H. Wilson, Jr	Director	December 18, 2025
Thomas H. Wilson, Jr

/s/ Thomas A. Wimsett	Director	December 18, 2025
Thomas A. Wimsett

/s/ Shruti S. Miyashiro	Director	December 18, 2025
Shruti S. Miyashiro

/s/ Wesley A. Brown	Director	December 18, 2025
Wesley A. Brown

/s/ Curtis A. Campbell	Director	December 18, 2025
Curtis A. Campbell

/s/ Tammy S. LoCascio	Director	December 18, 2025
Tammy S. LoCascio

/s/ Lisa M. Nelson	Director	December 18, 2025
Lisa M. Nelson